SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Check the appropriate box:

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Webster Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 7, 2008

To the Shareholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 24, 2008 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to approve the Qualified Performance-Based Compensation Plan for an additional five-year term; (iii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2008; and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2007 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

James C. Smith
Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2008

To the Shareholders of

Webster Financial Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 24, 2008 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

1.	Election of Directors. To elect three directors to serve for three-year terms (Proposal 1);

2.	Approval of Qualified Performance-Based Compensation Plan. To approve the Qualified Performance-Based Compensation Plan for an additional five-year term (Proposal 2);

3.

Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2008 (Proposal 3); and

4.

Other Business.    To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

The Board of Directors has fixed the close of business on February 21, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 7, 2008

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2008: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our 2007 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2008

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 24, 2008 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 7, 2008.

The Annual Meeting has been called for the following purposes: (i) to elect three directors to serve for three-year terms (Proposal 1); (ii) to approve the Qualified Performance-Based Compensation Plan for an additional five-year term (Proposal 2); (iii) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2008 (Proposal 3); and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors, FOR the approval of the Qualified Performance-Based Compensation Plan for an additional five-year term and FOR the ratification of the appointment of Webster’s independent registered public accounting firm. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person.

The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

Who Can Vote. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 21, 2008 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 9,915 holders of record of the 56,599,164 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 23, 2008. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 23, 2008. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the Qualified Performance-Based Compensation Plan for an additional five-year term and to ratify the appointment of Webster’s independent registered public accounting firm. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

Electronic Delivery of Proxy Materials. As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Corporation’s website at www.wbst.com. Under “Electronic Enrollment,” select the “Click Here To Enroll” link. Then select the box indicating your appropriate form of share ownership, and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K. Webster is required to file an annual report on Form 10-K for its 2007 fiscal year with the Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Corporation’s website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

George T. Carpenter, whose term ends as of the Annual Meeting, will be retiring from the Board of Directors as of the date of the Annual Meeting. Mr. Carpenter has served as a director of Webster since 1998. Prior to the acquisition of Eagle Financial Corporation by Webster in 1998, Mr. Carpenter served as a director of Eagle Financial Corporation since 1988 and a director of Eagle Bank or one of its predecessors since 1972. The Board of Directors greatly appreciates the service and contributions of Mr. Carpenter to the success of Webster.

The Board of Directors currently consists of 10 members, and is divided into three classes, which are composed of four, three and three directors, respectively. The term of office of one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. Effective upon the Annual Meeting, the Board of Directors will consist of 9 members, divided into three classes of three directors each.

Information as to Nominees and Other Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Webster. Also set forth is certain other information with respect to each such person’s age at December 31, 2007, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

Director Nominees for a Three-Year Term:	Age at 12/31/2007	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
John J. Crawford	63	1996	2008	Lead Director	Executive; Audit; Nominating and Corporate Governance (Chairman)

C. Michael Jacobi	65	1993	2008	Director	Executive; Audit (Chairman); Risk

Karen R. Osar	58	2006	2008	Director	Compensation; Risk

Directors:

Joel S. Becker	59	1986	2010	Director	Executive; Compensation (Chairman); Nominating and Corporate Governance

William T. Bromage	62	2001	2010	President, Chief Operating Officer and Director; Vice Chairman of Webster Bank	—

George T. Carpenter*	67	1998	2008	Director	Compensation; Risk

Robert A. Finkenzeller	57	1986	2009	Director	Audit; Nominating and Corporate Governance

Roger A. Gelfenbien	64	2003	2009	Director	Compensation; Nominating and Corporate Governance

Laurence C. Morse	56	2004	2009	Director	Executive; Audit; Risk (Chairman)

James C. Smith	58	1986	2010	Chairman, Chief Executive Officer and Director	Executive (Chairman)

*	Outgoing Director

Joel S. Becker is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is Chairman of the Compensation Committee and a member of the Executive Committee and the Nominating and Corporate Governance Committee.

William T. Bromage is President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank. Mr. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002. From September 1999 to April 2000, he served as Senior Executive Vice President, Business Banking and Corporate Development of Webster and Webster Bank. Mr. Bromage serves on the boards of MetroHartford Alliance, Connecticut Public Broadcasting and Junior Achievement of Southwest New England.

John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company from October 1992 through December 2002. Mr. Crawford continued to serve on the Board of Directors of Aristotle Corporation until August 31, 2005. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee and the Executive Committee.

Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller has held this position since 1990. Mr. Finkenzeller is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Roger A. Gelfenbien was the Managing Partner in Andersen Consulting’s (now Accenture) Hartford, Connecticut office from 1989 until his retirement in 1999. His experience with Andersen Consulting included participation on engagements for several State of Connecticut agencies, local governments, insurance companies and banks. He served as Chairman of the University of Connecticut Board of Trustees from July 1997 to June 2003 and participated in the development of UConn 2000, a major state-funded capital program with the purpose of revitalizing the University and its main campus. Mr. Gelfenbien is a member of the board of trustees of The Phoenix Edge Series Fund and USAllianz Variable Insurance Product Trust. Mr. Gelfenbien is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

C. Michael Jacobi is President of Stable House 1, LLC, a Middlebury, Connecticut based company engaged in real estate development. Mr. Jacobi served from June 2001 to May 2005 as President, Chief Executive Officer and a director of Katy Industries, Inc., a public company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi is a certified public accountant. He is a member of the board of directors and chairman of the audit committee of Corrections Corporation of America (CCA), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for federal, state and local governments, is a member of the board of directors of Sturm Ruger & Co., Inc. (RGR), a publicly held company headquartered in Southport, Connecticut engaged in manufacturing and distribution of consumer products, and is a member of the board of directors of Kohlberg Capital Corporation (KCAP), a publicly held company headquartered in New York, New York specializing in equity and debt investments in middle market companies. He is Chairman of the Audit Committee and a member of the Executive Committee and the Risk Committee.

Laurence C. Morse is the co-founder and Chief Executive Officer of Fairview Capital Partners, Inc., in West Hartford, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director of the Princeton University Investment Company and is a former director and chairman of the National Association of Investment

Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. He is Chairman of the Risk Committee and is a member of the Audit Committee and the Executive Committee.

Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation, a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to June 2004, Ms. Osar served as Senior Vice President and Chief Financial Officer of Mead Westvaco Corporation and of Westvaco Corporation. She is a director of the Bank of New York Hamilton Mutual Funds, Innophos Holdings, Inc. (IPHS), a publicly held specialty chemicals company headquartered in Cranbury, New Jersey and Sappi Limited (SPP), a company engaged in the production of coated fine paper and chemical cellulose, headquartered in Johannesburg, South Africa. Ms. Osar is a member of the Compensation Committee and the Risk Committee.

James C. Smith is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chief Executive Officer in 1987 and Chairman in 1995. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until 2000. Mr. Smith is a director of the Federal Reserve Bank of Boston and was a member of the Federal Advisory Council which advises the deliberations of the Federal Reserve Board of Governors until December 2007. He is a member of the executive committee of the Connecticut Bankers Association, co-chairman of the American Bankers Council and a former director of the Federal Home Loan Bank of Boston. He is a director of St. Mary’s Hospital and the Palace Theater, both of Waterbury, Connecticut, and was a director of MacDermid, Incorporated (MRD) until it was sold in June 2007. Mr. Smith is Chairman of the Executive Committee.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board of Directors. Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program which is designed to familiarize them with Webster’s business and operations, and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy.

Director Independence

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, Webster is required to have a majority of “independent directors” on its Board of Directors. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Corporation.

The Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” beginning on page 38 of this Proxy Statement, and on discussions with the Board of Directors.

As a result of this evaluation, the Board of Directors affirmatively determined that each of Messrs. Becker, Carpenter, Crawford, Finkenzeller, Gelfenbien, Jacobi, Morse and Ms. Osar is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that in addition to Webster providing lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business, some directors and their affiliated entities provide services to Webster in the ordinary course of business. In particular, the Board considered the following relationships:

•

George T. Carpenter is the President and Treasurer of Carpenter Realty Co. and S. Carpenter Construction Co., and in 2007 Webster rented office and storage space from Carpenter Realty Co. and S. Carpenter Construction Co. The aggregate amounts paid by Webster to these entities did not exceed the thresholds contained in the NYSE rules regarding independence and the Board determined that these transactions were not material to Webster, Carpenter Realty Co. or S. Carpenter Construction Co. and would not impair Mr. Carpenter’s independence.

•	C. Michael Jacobi’s son, Gregory Jacobi, was employed by Webster Bank in 2007 as a VP-IT Senior Manager. Mr. Jacobi’s son’s employment position with Webster Bank does not violate the independence standards contained in the NYSE rules and the Board determined that this relationship is not material and would not impair Mr. Jacobi’s independence, in part because Mr. Jacobi’s son is not an executive officer of Webster and his compensation and benefits were established in accordance with the compensation policies and practices applicable to Webster employees in comparable positions.

•

John J. Crawford is Chairman of the Board of Trustees of St. Martin de Porres Academy, a charitable organization whose mission is to give underserved and economically disadvantaged children in the greater New Haven, Connecticut area a tuition-subsidized middle school education. During 2007, Webster Bank made charitable contributions totaling $10,000 to the St. Martin de Porres Academy. The Board determined that the amount contributed by Webster Bank to the St. Martin de Porres Academy was not material to either Webster or the St. Martin de Porres Academy and would not impair Mr. Crawford’s independence.

•

Joel Becker is the Chief Executive Officer of Torrington Supply Company and a co-owner of Nutmeg Road Associates, LLC, to each of which Webster made business loans in 2007. The aggregate amount of interest and other fees paid by these entities in 2007 was below the thresholds contained in the NYSE rules regarding independence and the Board determined that these transactions were not material to Webster or such entities and would not impair Mr. Becker’s independence.

Mr. Smith and Mr. Bromage are not considered independent because they are executive officers of Webster and Webster Bank.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2007 the Board of Directors held 3 meetings that were limited to independent directors. Webster’s Corporate Governance Policy provides that the Board of Directors shall appoint an independent director to serve as the lead director of the Board of Directors for a one-year term, or until a successor is appointed. The lead director presides over the executive sessions of outside directors and assists and advises the Chairman of the Board. During fiscal year 2007, Mr. Crawford served as the lead director.

Board of Director and Committee Meetings

During 2007, Webster held 14 meetings of its Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board of Directors; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board of Directors has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board of Directors has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board of Directors and qualification guidelines for board members. The Board of Directors has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by our code of business conduct and ethics. The training reinforces our core values and our commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Corporation’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe, Esq.

Executive Vice President, General Counsel and Secretary

The Board of Directors has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the Directors who serve on the Risk Committee are “independent.”

Audit Committee

The Board of Directors has appointed an Audit Committee that oversees the Corporation’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2007, the Audit Committee held 5 meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Crawford, Finkenzeller and Morse. Each of the members of the Audit Committee meets the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Messrs. Crawford and Jacobi each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Board of Directors has appointed a Compensation Committee. Each of the members of the Compensation Committee meets the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Corporation’s subsidiary, Webster Bank. The members of the Compensation Committee currently are Messrs. Becker (Chairman), Carpenter, Gelfenbien and Ms. Osar. A copy of the Compensation Committee’s charter is available on the Corporation’s website at: www.wbst.com.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and making recommendations to the non-employee members of the Board of Directors with respect to the following elements of compensation paid to the CEO and other executive officers: (i) annual base salary, (ii) annual bonus arrangements, (iii) any long-term incentive compensation, (iv) any employment agreements, severance arrangements, and change in control and similar agreements/provisions, and, any amendments, supplements or waivers to the foregoing agreements, and (v) any perquisites, special or supplemental benefits.

All recommendations of the Committee regarding the compensation of executive officers are subject to approval by the non-employee members of the Board of Directors, which has ultimate responsibility over such matters, except that the Committee has the authority to grant and administer incentive awards to eligible individuals other than CEO, COO or CFO and to approve the compensation offered to prospective and existing employees for or in executive officer positions, other than CEO, COO or CFO, including base salary, annual bonus, long-term incentive bonus and employee benefits, without such compensation offer being subject to approval by the non-employee members of the Board of Directors.

During 2007, the Compensation Committee held 4 meetings. The head of Human Resources serves as secretary to the Committee and provides reports at each meeting on Webster’s employment policies and practices and provides recommendations to the Committee regarding the amount and form of executive compensation and benefits. Compensation Committee meetings are attended by Webster’s CEO, COO, and CFO; however, they do not participate in portions of meetings where their own compensation and benefits are discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers (as set forth under “Executive Compensation and Other Information” below) during 2007, see Compensation Discussion and Analysis below.

In carrying out its responsibilities, the Compensation Committee engages an outside compensation consultant to provide an independent analysis of Webster’s executive compensation program and practices and to assist the Committee in making recommendations. The Committee has the authority to hire and fire the consultant and determine the nature and scope of the consultant’s assignments. During 2007, the Committee engaged Hewitt Associates as outside compensation consultant.

The Compensation Committee engaged Hewitt to offer market perspectives on annual pay and performance reviews, current executive compensation trends and compensation programs currently in place at Webster. Hewitt also reviewed the Committee’s decision-making process, Webster’s executive talent and business strategies, and the competitive landscape. At the direction of the Compensation Committee, Hewitt worked with Webster’s management to develop recommendations for the Committee proposals regarding executive compensation programs and arrangements, in particular the current Annual Incentive Program. The Committee weighs the consultant’s perspective as part of its decision making process, and in turn may ask the consultant to communicate the Committee’s preferences, perspectives, and decision-making parameters to management. The Committee communicates compensation decisions directly to management. Hewitt did not determine the amount or form of compensation paid to Webster’s executive officers or directors during 2007.

Executive Committee

The Board of Directors has appointed an Executive Committee that has responsibility for overseeing management’s monitoring of security issues. It also serves as the loan committee and the exploratory committee for mergers and acquisitions. During 2007, the Executive Committee held 3 meetings. The members of the Executive Committee are Messrs. Smith (Chairman), Becker, Crawford, Jacobi and Morse.

Nominating and Corporate Governance Committee

The Board of Directors has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2007, the Nominating and Corporate Governance Committee held 3 meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Crawford (Chairman), Becker, Finkenzeller and Gelfenbien.

Risk Committee

The Board of Directors has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Corporation’s enterprise risk management, receiving information regarding the Corporation’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Corporation. During 2007, the Risk Committee held 11 meetings. The members of the Risk Committee are Messrs. Morse (Chairman), Carpenter, Jacobi, and Ms. Osar.

Director Qualifications and Nominations

The Board of Directors believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Corporation, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	Independence from management;
•	Judgment, skill, integrity and reputation;
•	Relevant specific industry experience;
•	Age, gender and ethnic background;
•	Current position with another business or entity;
•	Potential conflicts of interests with other pursuits; and
•	Existing ties to the Corporation’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 5, 2008 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 5, 2008. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on Webster’s books, of such shareholder and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2007. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Beyond these and other standard arrangements described below, no other compensation was paid to any such director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Joel S. Becker	$49,125	$24,213	$50,953	$614	$124,905

George T. Carpenter	46,625	24,213	50,953	614	122,405

John J. Crawford	61,625	24,213	50,953	614	137,405

Robert A. Finkenzeller	38,500	24,213	50,953	614	114,280

Roger A. Gelfenbien	33,750	24,213	50,953	614	109,530

C. Michael Jacobi	67,875	24,213	50,953	614	143,655

Laurence C. Morse	57,625	24,213	50,953	614	133,405

Karen R. Osar	44,500	24,213	50,953	614	120,280

(1)	Includes fees paid to Mr. Crawford as Lead Director and committee chairman, and to Messrs. Becker, Jacobi and Morse as committee chairmen.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R), and thus includes amounts from stock awards granted in 2006 and 2007. The assumptions used to calculate the amount recognized in fiscal 2007 for these stock awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2007. As of December 31, 2007, each director had the following number of unvested restricted shares: Ms. Osar and Messrs. Becker, Carpenter, Crawford, Finkenzeller, Gelfenbien, Jacobi and Morse, 522 shares. The grant date fair value of the restricted share awarded to each director in 2007 was $23,589.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R), and thus includes amounts from awards granted in 2005, 2006 and 2007. The assumptions used to calculate the amount recognized in fiscal 2007 for these stock option awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2007. As of December 31, 2007, each director had the following number of options outstanding: Mr. Becker, 28,618 exercisable, 4,971 unexercisable; Mr. Carpenter, 28,618 exercisable, 4,971 unexercisable; Mr. Crawford, 28,618 exercisable, 4,971 unexercisable; Mr. Finkenzeller, 26,618 exercisable, 4,971 unexercisable; Mr. Gelfenbien, 16,618 exercisable, 4,971 unexercisable; Mr. Jacobi, 28,618 exercisable, 4,971 unexercisable; Mr. Morse, 12,618 exercisable, 4,971 unexercisable; and Ms. Osar, 4,618 exercisable, 4,971 unexercisable. Based upon a Black-Scholes value of $10.25 per share when the options were granted, the estimated value of the stock options granted to each non-employee director of Webster in 2007 was $50,953.

(4)	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2007.

Webster uses a combination of cash, restricted stock and stock options to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in Compensation Discussion and Analysis below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock ownership guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.

During 2007, each non-employee director of Webster received an annual retainer valued at $32,000, $7,000 in cash plus 522 shares of Webster Common Stock pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock (the “Fees Plan”). Under the Fees Plan, each non-employee director is granted restricted shares of Common Stock for the equity portion (currently $25,000) of their annual retainer determined by the average four quarter value of our Common Stock as of the grant date. The average four quarter value is based on the average of the closing prices of Common Stock at the end of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture. In addition, non-employee directors of Webster received non-qualified stock options to purchase 4,971 shares of Webster Common Stock.

In addition, except as set forth below, each non-employee director received $1,500 for each Webster or Webster Bank Board meeting attended, $1,250 for each committee meeting attended, and $750 for each telephonic Webster or Webster Bank Board meeting called by either Webster or Webster Bank, with the exception of the Risk Committee whose members received $1,250 for telephonic meetings. Each non-employee director of both Webster and Webster Bank received a total of $2,000 for separate board meetings of Webster and Webster Bank that were held on the same day. Webster also reimburses directors for reasonable travel expenses incurred in connection with attending off-site board meetings (including the travel expenses of spouses if they are specifically invited to attend).

In 2007, the Lead Director received an annual retainer of $20,000, which includes his fee as Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee received an annual retainer of $15,000, and the Chairman of the Compensation Committee and the Chairman of the Risk Committee received annual retainers of $7,500.

Directors are eligible to participate in Webster Bank’s nonqualified deferred compensation plan. Directors may elect to defer up to 100% of their cash directors’ fees. Deferral accounts are indexed to net rates of return in mutual fund portfolios chosen by each Director. Deferred amounts are credited by Fidelity Investments to accounts for each Director. Such accounts, plus accrued interest, are payable upon death, disability, or termination of service as a Director or a specified date that is at least five years from the year of deferral (as elected by the Director at the time of deferral). Distribution elections may be paid in a lump sum or in ten annual installments, at the election of the Director, except in the case of disability, where lump sum distribution is required.

Our stock ownership guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $100,000. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives which include vested restricted stock and exercised stock options (net of exercise price and taxes) until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Corporation’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management Directors as a group or any other group of Directors, can write to:

[Name of Director or Directors]

c/o Lead Director of the Board of Directors

Webster Financial Corporation

P.O. Box 1074

170 Orange Street

New Haven, Connecticut 06504

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors, except for Mr. Gelfenbien, attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the named executive officers of Webster Financial Corporation at December 31, 2007.

Name	Age as of December 31, 2007	Positions with Webster and Webster Bank
James C. Smith	58	Chairman, Chief Executive Officer and Director

William T. Bromage	62	President, Chief Operating Officer and Director; Vice Chairman, Webster Bank

Gerald P. Plush	49	Senior Executive Vice President and Chief Financial Officer

Joseph J. Savage	55	Executive Vice President, Commercial Banking

Scott M. McBrair	51	Executive Vice President, Retail Banking

Provided below is biographical information for each of Webster’s named executive officers, other than Messrs. Bromage and Smith. For information regarding Messrs. Bromage and Smith, see “Election of Directors — Information as to Nominees and Other Directors.”

Gerald P. Plush is Senior Executive Vice President and Chief Financial Officer of Webster and Webster Bank. Mr. Plush joined Webster in July 2006 and was promoted to Senior Executive Vice President in July 2007. Prior to joining Webster, Mr. Plush was employed at MBNA America in Wilmington, Delaware. In his most recent position with MBNA, he was Senior Executive Vice President and Managing Director of Corporate Development and Acquisitions. Prior to this position, Mr. Plush was Senior Executive Vice President and Chief Financial Officer of MBNA’s North American Operations, and prior to that he was Senior Executive Vice President and Chief Financial Officer of U.S. Credit Card. Mr. Plush serves on the board of trustees of Upland Country Day School in Kennett Square, Pennsylvania.

Joseph J. Savage is Executive Vice President of Webster and Executive Vice President, Commercial Banking for Webster Bank. He joined Webster in April 2002. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage is a director of the Connecticut Business & Industry Association.

Scott M. McBrair is Executive Vice President of Webster and Executive Vice President, Retail Banking of Webster Bank. Prior to joining Webster in April 2005, Mr. McBrair was employed at Chicago’s Bank One Corporation, which was acquired by JP Morgan Chase in 2004. In his most recent position with Chase, he was Executive Vice President and Region Executive and served as National Director-New Branches.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Form 10-K for its 2007 fiscal year, and the Board has approved that recommendation.

Compensation Committee

Joel S. Becker (Chairman)

George T. Carpenter

Roger A. Gelfenbien

Karen R. Osar

Compensation Discussion and Analysis

Objectives of Compensation Program

Webster’s compensation program for its named executive officers is designed to accomplish three principal objectives. Webster believes these objectives provide a strong link between the named executive officer’s total earnings opportunity and Webster’s short and long-term performance. These objectives include:

•

Total compensation opportunities must be competitive.    All elements of compensation are reviewed, both separately and in aggregate, by the Compensation Committee to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources. The program is intended to provide named executive officers with a targeted compensation opportunity commensurate with persons with similar duties and responsibilities at Webster’s peer companies. Target compensation includes base salary, target annual cash incentive and target long-term equity incentive. In determining levels of named executive officers' overall compensation, the Compensation Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other persons employed by us.

•

Variable compensation should primarily serve to reward superior performance.    A large portion of the named executive officers’ compensation is tied to Webster’s performance. As such, a large portion of variable pay is significantly at risk when Webster does not meet its objectives. Webster believes variable pay helps drive business and financial performance and that linking a significant portion of compensation to short-term and long-term results creates shareholder value. When Webster performs well, based on the financial and non-financial measures discussed below, the named executive officers will receive greater incentive compensation. When Webster does not meet its objectives, incentive rewards will be reduced or forfeited. Webster believes that named executive officers with sustained high performance should be rewarded more than those in similar positions with lesser performance.

•

Compensation should align the named executive officers’ interests with the long-term interests of the shareholders.    Webster believes that a substantial portion of the named executive officers’ total compensation opportunity should be equity-based. This objective aligns named executive officer and shareholder interests and provides motivation for enhancing shareholder value. In 2007, approximately 31% to 47% of the named executive officers’ total targeted compensation package was comprised of equity based awards tied to increased shareholder value.

Competitive Peer Group Review

Webster’s Compensation Committee annually reviews and makes recommendations to the non-employee members of the Board of Directors on each element of compensation paid to the named executive officers. In formulating these recommendations, the total compensation for each named executive officer is periodically reviewed against that of a group of peer companies. These peer companies are identical to the “investor peer group” referenced in the investor presentations to assess Webster’s relative performance. The primary reason for choosing this peer group is that it reflects a commercial banking business model comparable to Webster.

The peer group consists of 30 publicly traded commercial banks with assets ranging from $10 billion to $42 billion. At the time of the Committee’s annual compensation review, in June 2007, the median assets of the peer group were $14.4 billion versus Webster assets of $17.1 billion. The companies in the peer group are:

• Huntington Bancshares Incorporated	• BOK Financial Corporation
• Citizens Banking Corp.	• Commerce Bancshares, Inc.
• Cullen/Frost Bankers, Inc.	• City National Corporation
• First Horizon National Corporation	• South Financial Group, Inc.
• Compass Bancshares, Inc.	• First Citizens BancShares, Inc.
• Synovus Financial Corp.	• TCF Financial Corporation
• Associated Banc-Corp.	• Fulton Financial Corporation
• Colonial BancGroup, Inc.	• BancorpSouth, Inc.
• Sky Financial Group, Inc. • Bank of Hawaii • East West Bancorp, Inc. • Investors Financial Services Corp. • UCBH Holdings Inc. • W Holding Co., Inc. • Mellon Financial Corp.	• Valley National Bancorp • First Republic Bank • International Bancshares Corp. • FirstMerit Corporation • Sterling Financial Corp. • Whitney Holding Corp. • Wilmington Trust Corp.

The Compensation Committee supplemented the compensation data from the peer group with survey data for the 2007 annual review of compensation programs. The supplemental data included information from comparably sized companies in the finance/banking industry and came from the following surveys:

•	2006 William M. Mercer Finance, Accounting, and Legal Compensation Survey for companies with assets less than $25 billion

•	2006 William M. Mercer Retail Banking Survey for companies with median assets of $17.8 billion

•	2006 Towers Perrin U.S. Commercial Banks Report for companies with assets less than $50 billion

The Compensation Committee supplemented its peer group review with the additional survey data as the information publicly available in the proxy statements of the peer group companies did not always provide a good comparable for executive positions other than Chief Executive Officer and Chief Financial Officer. The Compensation Committee also reviewed the compensation practices of two additional banks that have either a similar business model as Webster and/or operate in the northeast region, but are not used in the peer group due to size or charter. These companies are People’s United Bank, and NewAlliance Bancshares. Data for these companies was presented as additional reference points only.

The Compensation Committee did not seek to maintain any direct relationship between the compensation paid to the named executive officers and the peer group data or the survey results. While the Committee reviewed data covering both total compensation and the individual components of compensation, the Committee focused on total compensation in making decisions. Consistent with the objectives of Webster’s compensation program, the Committee used the data solely as a guideline for the Committee’s analysis rather than strict rules for establishing compensation. The Compensation Committee reviewed the total compensation of the named executive officers relative to the total compensation of the peer group and survey data, with individual variations based on job scope, tenure, retention risk, and other factors relevant to the Committee. As described in detail below, a large portion of pay is tied to financial performance and other goals believed to be tied to increasing shareholder value over the long term. Consequently, actual compensation received could be different than targeted compensation.

Elements of Compensation

The Committee emphasizes performance-based compensation. Total direct compensation paid to the named executive officers in fiscal year 2007 consisted of base salary, annual cash incentive, and long-term equity incentives (stock options and performance shares). Each of these elements has a separate purpose and may have a different relative value to the total. However, as discussed below, a significant portion of the total direct compensation package depends on Webster’s financial success and total shareholder return. For 2007, the mix of base salary, target annual cash incentive, and target long-term equity incentives is shown below:

Name	Base Salary (% of Total Compensation)	Annual Cash Incentive Target (% of Total Compensation)	Annual Long-Term Equity Incentive Target (% of Total Compensation)
James C. Smith	27%	27%	47%

William T. Bromage	32%	29%	40%

Gerald P. Plush	36%	29%	36%

Joseph J. Savage	42%	27%	31%

Scott M. McBrair	42%	27%	31%

In addition to these elements, the named executive officers also participate in Webster’s retirement plans and limited perquisites.

Base Salary.    Webster believes base salaries should serve the dual purpose of attracting and retaining the named executive officers as well as guaranteeing them a competitive level of base compensation. The named executive officers, other than Mr. Plush, received merit increases in 2007 representing 3.5% of base salary. This merit increase amount was determined by reviewing market practices. The officers received merit increases to maintain their position relative to market. Mr. Plush received a salary increase of 5% as part of the terms negotiated in his 2006 employment offer.

Annual Incentive Compensation.    The non-employee members of the Board of Directors each year implement an annual incentive compensation plan for the named executive officers. The annual incentive plan for Mr. Smith, Mr. Bromage and Mr. Plush, is designed to be tax deductible under IRS Code Section 162(m) through Webster’s Qualified Performance-Based Compensation Plan. This plan provides bonus opportunities based on Webster’s strategic and financial performance and progress. In no event may any individual’s annual incentive exceed 2% of the company’s income before taxes.

At the February meeting each year, the Compensation Committee sets a target annual cash incentive compensation expressed as a percentage of base salary. The Committee then sets performance thresholds, targets, and maximums based on financial and non-financial objectives for Webster. After the end of the year, the Compensation Committee evaluates the extent to which the objectives have been achieved. This evaluation results in a percentage rating for achievement of the performance ranging from 0% to 200%. This percentage is applied to the corporate portion of the target annual incentive compensation. Below threshold performance results in no bonus being paid for the portion of the incentive tied to corporate results.

For 2007, the annual cash incentive targets for the named executive officers are shown below:

Name	Annual Cash Incentive Target (% of Base Salary)
James C. Smith	100%

William T. Bromage	90%

Gerald P. Plush	80%

Joseph J. Savage	65%

Scott M. McBrair	65%

For Mr. Smith, Mr. Bromage and Mr. Plush, the financial objectives are based 100% on corporate results, because they have the greatest ability to influence the financial results of the company overall.

For Mr. Savage and Mr. McBrair, the financial objectives are based 30% on corporate results, 50% on their respective business’ financial performance, and 20% on performance against their individual goals. This weighting aligns Mr. Savage and Mr. McBrair with financial results of the company while being rewarded primarily for the performance of the business units for which they have responsibility and greatest ability to impact results.

Determining the Corporate Performance Payout

To determine Webster’s corporate financial performance in 2007, the Committee set goals for net income per share (adjusted to exclude all non-recurring items). This performance measure was selected because the consistent year-to-year achievement of this goal is believed to result in long-term shareholder value. In setting the following goals for 2007, the Compensation Committee considered the prior year’s performance and the significant challenges of the 2007 financial plan:

Performance Level	Adjusted Net Income per Share	Incentive Target Multiplier
Threshold	$2.90	50%

Target	$3.22	100%

Superior	$3.54	200%

Incentive awards for performance between 90% and 110% of plan are interpolated between 50% and 200% of the incentive target. No corporate incentive is paid if performance is below threshold.

For 2007, Webster did not achieve the threshold adjusted net income per share target, and thus no annual incentives would have been paid for corporate performance under the plan to the named executive officers (as well as other executive officers of the company). Webster failed to achieve plan in 2007 due primarily to credit costs and margin pressures. Webster also took charges related to the sale or closure of business units. The credit costs resulted from projected losses in a narrow set of businesses related to indirect, out-of-market construction lending and home equity lending. However, in reviewing Webster’s progress with respect to certain of its strategic and financial objectives during 2007, the Compensation Committee noted the following factors:

•

Webster modified its strategy in 2007 to focus more intently on direct to customer core franchise activities. Indirect, out-of-market lending activities were discontinued. Webster's highest efficiency ratio businesses, insurance and wholesale mortgage banking, were sold or discontinued.

•

Webster successfully completed an organizational review with the objective of evolving the alignment of the organization's management and governance structures to its business strategy. The focus on better, faster, clearer decision-making, effective delegation of responsibilities to accountable officers and more efficient use of management time and skills, further strengthened the management team with special attention on operations.

•

Webster made meaningful progress in its cultural evolution toward compliance as an underpinning of all business activities. It directed resources to ensure improvement in corporate and business unit compliance and worked closely with the Risk Committee of the Board. Webster invested significant capital and human resources in 2007 to build out systems and programs, including establishment of the senior operating risk officer. Staffing, training, communications, policies and procedures are all improved.

•	Webster achieved solid year-over-year growth in commercial loans.

•

The balance sheet restructuring was successfully completed resulting in improved capital levels, higher net interest margin, less exposure to interest rate risk, reduced securities and borrowings and an upgraded credit rating from Moody’s.

Based on its review of these achievements, and the Committee’s belief that the strategic accomplishments during 2007 warranted some payout, the Compensation Committee created a special pool equal to 70% of the original target for corporate performance for each named executive officer, other than Messrs. Smith and Bromage. Accordingly, Mr. Plush received a bonus equivalent to 70% of his annual incentive target, and Messrs. Savage and McBrair received a bonus equivalent to 70% of the 30% of each of their annual incentive targets for the portion related to corporate performance. In reviewing each of the achievements discussed above, the Committee did not place any particular weight or emphasis on the individual achievements mentioned, but instead relied on its overall view of Webster’s progress in these areas and its business judgment in determining to exercise its discretion and award the annual incentive payout.

Given that Mr. Smith is ultimately responsible for corporate performance and based in part on his recommendation that he be excluded from consideration for incentive compensation, the Committee determined not to award a bonus to Mr. Smith despite the strategic accomplishments noted previously.

Given that Mr. Bromage had overall responsibility for the business units which incurred credit costs that resulted from projected losses in the company’s indirect out of market residential construction and home equity lending portfolios, the Committee determined not to award a bonus to Mr. Bromage despite the strategic accomplishments noted previously.

Determining the Non-Corporate Performance Payout

To determine the portion of the incentive associated with the non-corporate performance for Messrs. Savage and McBrair, the business’ financial measure is called direct contribution, which is a pre-tax profitability measurement of revenues and direct expenses, funds transfer pricing and economic loss. Funds transfer pricing represents the allocated charges and credits related to Webster’s funding of the business units’ balance sheets. Economic loss represents the allocated charges related to the credit risk and loss in the event of default of the business units’ loan portfolios, in lieu of any Generally Accepted Accounting Principles (GAAP) loss provision that may have been charged. Webster considers the direct contribution goals to be a confidential, internally-derived performance measure. Webster sets these goals with the expectation that they can only be achieved through significant results. In order to provide context regarding the results needed in order for payout to exceed target under the business financial measure, the Commercial Bank and the Retail Bank have not exceeded target-level direct contribution for the past four consecutive fiscal years.

For the portion of his annual incentive related to the performance of his business line, Mr. Savage achieved 97% of the Commercial Banking direct contribution goal, which resulted in 85% of target payout for the portion of the annual incentive associated with his business’ financial performance. Mr. Savage received 76% of target for his achievement against his individual objectives for 2007. These objectives included: achieving new loan targets, meeting asset quality targets and enhancing the commercial sales staff. He received less than target because his business lines did not fully meet their compliance objectives.

For the portion of his annual incentive related to the performance of his business line, Mr. McBrair achieved 97% of the Retail Banking direct contribution goal, which resulted in 85% of target payout for the portion of the annual incentive associated with his business’ financial performance. Mr. McBrair received 100% of target for his achievement against his individual objectives for 2007. These objectives included: achieving superior customer sales targets, strengthening the retail banking leadership team, developing and advancing a bank-wide sales program and meeting regulatory compliance targets.

In addition, for each of Messrs. Savage and McBrair, the Committee determined to reduce by 10% the non-corporate portion of the annual incentives to reflect less than satisfactory company-wide results.

Based on the total performance of Webster, business units, and individual objectives, and in particular the strategic and financial objectives above, using the described performance measures, the Compensation Committee awarded annual cash incentives as follows:

Name	Target	Corporate Weight	Discretionary Corporate Incentive (% of Target)	Line of Business Weight	Line of Business Results (% of Target)	Individual Weight	Individual Results (% of Target)	Reduction in Non Corporate Incentive	Total Annual Cash Incentive*
James C. Smith	$879,800	100%	0%	0%	N/A	0%	N/A	N/A	—

William T. Bromage	$475,110	100%	0%	0%	N/A	0%	N/A	N/A	—

Gerald P. Plush	$336,000	100%	70%	0%	N/A	0%	N/A	N/A	$235,200

Joseph J. Savage	$208,585	30%	70%	50%	85%	20%	76%	(10)%	$152,121

Scott M. McBrair	$208,585	30%	70%	50%	85%	20%	100%	(10)%	$161,132

*

Absent the Committee’s exercise of discretion as described above, the total annual cash incentive awards would have been $0 for Mr. Smith, $0 for Mr. Bromage, $0 for Mr. Plush, $120,354 for Mr. Savage and $130,366 for Mr. McBrair.

Long-Term Incentive Compensation.    Webster grants long-term equity awards to emphasize long-term results and align the named executive officers and the shareholders’ interests. Each named executive officer’s long-term incentive compensation has a targeted value ranging from 75% to 175% of base salary, as shown below:

Name	Annual Long-Term Equity Target (% of Salary)
James C. Smith	175%

William T. Bromage	125%

Gerald P. Plush	100%

Joseph J. Savage	75%

Scott M. McBrair	75%

Webster targets a long-term incentive mix of 50% stock options and 50% performance shares. This mix is designed to encourage long-term value creation for shareholders. It is also a powerful employee retention tool and it encourages stock ownership.

Stock Options.    Webster believes stock options are inherently performance-based, meaning they increase in value as the company’s stock price increases. Thus, options support its objective of providing performance-based compensation while at the same time providing an opportunity for its named executive officers to acquire or increase a proprietary interest in Webster. The Compensation Committee does not consider the number of options outstanding and held by the named executive officer when determining the options to be awarded in the current year. The number of options is determined as 50% of the long-term equity target above divided by the Black-Scholes value of the average price of Webster stock for the 10-day period prior to the grant date (for the 2007 grant, $7.25). All options granted to the named executive officers are subject to a four-year service-based vesting requirement, with 25% vesting on each anniversary of the grant.

Webster has an established practice of awarding stock options annually at a meeting date determined at the beginning of the year. It has been Webster’s long-standing practice to grant equity awards at the December meeting of the Board of Directors. The grant date of any annual equity award is the date of the meeting at which the award was approved by the Compensation Committee or Board of Directors, as applicable. In accordance with the terms of the Amended and Restated 1992 Stock Option Plan, the grant price is the closing price of Webster’s common stock on the NYSE on the trading day preceding the meeting. The executive officers, including the named executive officers, do not have any role in choosing the grant date for stock option awards or any other terms of the stock option awards.

Performance Shares.    The 50% portion of performance shares awarded to the named executive officers is based on performance criteria over a three-year performance period. This allows Webster to reinforce its primary objective of rewarding the named executive officers for superior performance. It also allows this equity grant to qualify as deductible compensation under Section 162(m). The number of performance shares is determined as 50% of the long-term equity target above divided by the average price of Webster stock for the 10-day period prior to the grant date (for the 2007 grant, $33.16).

Performance shares were awarded to Messrs. Smith, Bromage and Plush in the past, but now all of the named executive officers are on the same performance share plan. These performance shares are tied to Webster’s total shareholder return (defined as share price appreciation from the beginning of the performance period to the end of the performance period, plus the total dividends paid on the common stock during the period) versus the companies in the KBW Regional Banking Index (KRX). The total shareholder return measure was selected because it best reflects the value Webster provides to the shareholders. This group of companies was chosen because it represents a stable mix of the size and type of financial institutions that best compare with Webster. Also, a list of these companies is readily available in a published index and it represents a large enough group to be relevant over the three-year measurement period.

At the December 2007 meetings, the Board of Directors granted the performance share awards and the Compensation Committee approved the performance measures. For the 2007 grant, based on performance for the three-year performance period starting January 1, 2008, the number of shares to become vested will be determined by the following performance criteria:

Level of Performance	Award Percent Payout
Below Threshold	Forfeited
Threshold = 35th percentile	50% of Target
Target = 50th percentile	100% of Target
Superior = 85th percentile or above	200% of Target (maximum)

If the minimum threshold performance level is not achieved, the award will be forfeited in its entirety. The Compensation Committee will interpolate the actual number of shares earned if the actual performance achieved is between the threshold and superior performance levels. For example, performance at the 47th percentile could result in an award of 90% of target.

In an earlier program that was adopted in 2004, which included performance shares contingent upon achievement of 3-year EPS growth and granted only to Mr. Smith in the targeted amount of $405,100, the threshold performance was not achieved and Mr. Smith forfeited the receipt of the shares in 2007.

Executive Stock Ownership.    Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long-term success of the company.

Webster adopted formal stock ownership guidelines for all of the executive officers, including the named executive officers, in 2004 as shown below:

Name	Multiple of Base Salary	Value of Multiple
James C. Smith	5X	$4,399,000

William T. Bromage	4X	$2,111,600

Gerald P. Plush	3X	$1,260,000

Joseph J. Savage	3X	$962,700

Scott M. McBrair	3X	$962,700

Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, named executive officers are required to continue to hold all net vested restricted stock and performance shares and net shares of common stock delivered after exercising stock options for a minimum of one year. Named executive officers who do not meet the guidelines further agree to hold common stock received through long-term incentive awards until they achieve their respective ownership thresholds. As of December 31, 2007, Mr. Smith and Mr. Bromage have met the stock ownership guidelines. The Compensation Committee believes the other named executive officers are making satisfactory progress toward these goals.

Retirement Plans

Pension Plan.    Webster Bank maintains a defined benefit pension plan for eligible employees, including the named executive officers. The plan was closed to all employees hired after December 31, 2006. Webster stopped accruals under the plan for all employees hired before such date, including accruals under the nonqualified supplemental retirement plan (as discussed below) available to the named executive officers, on December 31, 2007.

In place of the Pension Plan, Webster offers an enhanced defined contribution 401(k) plan as of January 1, 2008. After a careful review of the retirement plans, competitive practices and national trends, the Board of Directors decided to strategically shift the focus to a single defined contribution retirement plan that is more reflective of the retirement practices being implemented across the nation and more suited to attract and retain a qualified, motivated workforce in today’s mobile economy. In addition, the change in retirement plans is intended to stabilize and clarify the funding costs associated with Webster’s retirement plans under a defined contribution plan and away from the financial volatility inherent in the defined benefit pension plan.

401(k) Plan.    As mentioned above, Webster Bank maintains an enhanced defined contribution 401(k) plan for eligible employees, including the named executive officers. According to the terms of the plan, “highly compensated employees,” which includes each of the named executive officers, were limited to contributing no more than 9% of their pay up to statutory limits ($15,500 in 2007). The Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes, and fifty cents on the dollar for the next 6% of pay the employee contributes. In conjunction with the freezing of accruals under the pension plan, Webster added transition credits to the 401(k) plan. These credits range from 1% to 6% of pay for those employees hired before January 1, 2007 and age 35 or older on January 1, 2008. A three year vesting schedule applies to matching and transition credit contributions. Employees who are age 50 or older by the last day of the year may contribute an additional $5,000 to the plan.

Supplemental Retirement Plan.    Prior to freezing the pension plan, Webster Bank maintained a nonqualified Supplemental Retirement Plan for certain executives, including the named executive officers, who were also participants in the Pension Plan. The purpose of the Plan was to provide these individuals with supplemental retirement benefits equal to the benefits that are not otherwise available due to the statutory compensation and deferral limitations. In place of the pension restoration formula in the Supplemental Plan, Mr. Smith and Mr. Bromage receive a replacement benefit at age 65 equal to 60% of their highest five year average compensation, reduced by benefits from the Pension Plan, Social Security, and prior employer pension plans. To attract and retain talent, this provided the named executive officers with a market-competitive benefit that they could get elsewhere. As discussed above, supplemental pension benefits were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a named executive officer’s benefit from this Plan.

Non-Qualified Deferred Compensation Plan.    The executive officers, including each of the named executive officers are eligible to participate in the Webster Bank non-qualified deferred compensation plan. The plan allows certain employees at the senior vice president level and above to defer a portion of their compensation because they face statutory limits under the qualified plan. This is a cost-effective method of offering a market-competitive benefit to the named executive officers.

In addition, the Non-Qualified Deferred Compensation plan provides supplemental 401(k) matching contributions. This plan provides each named executive officer, as well as other executive vice presidents, with an annual supplemental matching contribution equal to the matching contribution that would have been received by the officer in the qualified 401(k) plan if there were no IRS compensation or deferral limits, less the maximum matching contribution actually received.

Beginning January 1, 2008, the Non-Qualified Deferred Compensation Plan will provide enhanced benefits replicating benefits under the 401(k) Plan without regard to contribution limits. In addition, Mr. Smith and Mr. Bromage will receive, beginning in 2008, an additional supplemental contribution equal to 25.5% of compensation and 45.4% of compensation, respectively. Mr. Plush will receive, beginning in 2007, an additional supplemental contribution equal to 10% of compensation. These contributions continue through each executive’s normal retirement age (65). The purpose of the additional supplemental contributions is to reduce the negative impact of freezing the supplemental retirement plan benefits.

Other Executive Benefits.    Webster offers a limited number of benefits to the named executive officers and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective, but falls within the overall purpose of recognizing leadership responsibility and contributions to the company goals. Management regularly reviews the benefits with the Compensation Committee for consistency with our organizational culture and market practices. These benefits are described in footnote 5 following the Summary Compensation Table.

Post-Termination Arrangements.    Webster’s change of control practices are designed to retain the named executive officers during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provides other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set at the time of hiring by the Committee generally based on company policy and competitive market information. These arrangements are identical for all of the named executive officers. Because these arrangements are consistent across the named executive officers, the Committee does not generally consider these post-termination arrangements when making decisions relating to the other elements of compensation discussed above.

In the event of a change in control, severance benefits are provided to the named executive officers only upon qualified termination. This allows the named executive officers to evaluate potential changes in control and transition the change in control with greater impartiality. In the event of change in control, the named executive officers immediately vest in their outstanding equity. This encourages the executives to support a successful change in control, while easing the administrative burden of converting outstanding awards to the new company stock.

For a detailed description of these agreements and the potential amounts that Webster may be obligated to pay in the event payments are triggered, see “Potential Payments on Termination or Change in Control” below.

Policy on Internal Revenue Code Section 162(m)

Webster intends for all incentive compensation paid to the named executive officers to be fully deductible for federal income tax purposes. Section 162(m) of the Code disallows publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring the compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation and the performance-based requirements of Section 162(m).

To reinforce this objective, the Committee approved performance shares in lieu of service-based restricted stock for the named executive officers so that all of the equity compensation may qualify as deductible compensation under Section 162(m). With respect to prior grants of service-based restricted stock granted to Messrs. Smith and Bromage, each officer has deferred, for so long as they are employed by Webster, receipt of any shares that would cause them to exceed the $1 million limit under Section 162(m). These are the only executives impacted by the compensation limit.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables contain certain compensation information for the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2007 (the “named executive officers”):

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s named executive officers are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the total shown in the Summary Compensation Table includes amounts that the named executives may never receive.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)[1]		Option Awards ($)[2]		Non-Equity Incentive Plan Compensation ($)[3]		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]		All Other Compensation ($)[5]		Total ($)
James C. Smith Chairman, Chief Executive Officer and Director	2007 2006	$ $	879,800 850,000		— —	$ $	289,461 306,228	$ $	755,752 754,546	$	— 637,500	$ $	360,800 402,500	$ $	93,389 133,701	$ $	2,379,202 3,084,475

William T. Bromage President, Chief Operating Officer and Director	2007 2006	$ $	527,900 500,308		— —	$ $	283,489 151,912	$ $	345,564 366,990	$	— 295,200	$ $	419,400 414,700	$ $	56,300 76,038	$ $	1,632,653 1,805,148
Gerald P. Plush Senior Executive Vice President and Chief Financial Officer	2007 2006	$ $	420,000 186,164	$ $	235,200 250,000	$ $	118,957 22,672	$ $	160,618 37,183		— —		$19,900 —	$ $	111,000 36,175	$ $	1,065,675 532,194
Joseph J. Savage Executive Vice President, Commercial Banking	2007 2006	$ $	320,900 296,323		$43,803 —	$ $	103,216 60,235	$ $	123,488 129,450	$ $	108,318 186,400	$ $	34,400 40,600	$ $	37,365 42,668	$ $	771,490 755,676
Scott M. McBrair Executive Vice President, Retail Banking	2007 2006	$ $	320,900 296,323		$43,803 —	$ $	249,215 244,008	$ $	172,257 209,557	$ $	117,329 180,700	$ $	27,500 43,500	$ $	37,430 292,908	$ $	968,434 1,266,996

[1]

Amounts shown in this column are based on the accounting expenses recognized by Webster in fiscal year 2007 related to restricted stock awards and performance share awards made in 2007 and in prior years. Webster uses 3-year cliff vesting for most annual restricted stock grants awarded since 2005. In prior years, the annual restricted stock awards vested at the rate of 50% after the third anniversary and the remaining 50% after the fifth anniversary. The assumptions used to calculate the accounting expense recognized in fiscal 2007 for these restricted stock awards and performance share awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2007.

[2]

Amounts shown in this column are based on the accounting expense recognized by Webster in fiscal year 2007 related to stock option awards made in 2007 and in prior years. Webster uses a four-year ratable vesting requirement for most stock option awards. The assumptions used to calculate the accounting expense recognized in fiscal 2007 for these stock option awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2007. Webster has been expensing stock options since 2002.

[3]

Mr. Plush received a bonus under the Qualified Performance-Based Compensation Plan as described in the Compensation Discussion and Analysis. Messrs. Savage and McBrair received bonuses for the portion of their incentive target tied to corporate performance and the remainder of the awards were paid under the Annual Incentive Plan.

[4]

The Bank maintains both a tax-qualified pension plan and a non-qualified supplemental retirement plan. These are described more fully in the Pension Benefits section of this Proxy Statement. The amounts in this column reflect the increase in the actuarial present value of the named executive officer’s benefits under the tax-qualified pension plan and the non-qualified supplemental retirement plan determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits are as follows: at December 31, 2007 consisted of a 4.60% interest rate for the qualified plan, a 6.30% interest rate for the non-qualified supplemental retirement plan, and the RP2000 mortality table projected to 2013, blending mortality rates for employees and annuitants (hereafter, the “RP2000 Mortality Table”). At December 31, 2006, the assumptions used to value the accumulated benefits were a 5.90% interest rate for the non-qualified supplemental retirement plan, and the RP2000 mortality table projected to 2012, blending mortality rates for employees and annuitants. The changes in pension value in 2007 under the tax-qualified pension plan and non-qualified retirement plan for each of the named executive officers were as follows: Mr. Smith: $10,900 and $349,900 respectively, Mr. Bromage: $29,700 and $389,700 respectively, Mr. Plush: $19,900 and $0 respectively, Mr. Savage: $15,300 and $19,100 respectively, Mr. McBrair: $12,200 and $15,300 respectively. The change in pension value includes the effect of an additional year of service, compensation, interest growth resulting from the one-year passage of time, and changes in assumptions used for the valuation.

[5]

All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (excluding the executive’s contributions to the 401(k) plan), the supplemental 401(k) matching and supplemental transition contributions account of the Webster Bank nonqualified supplemental retirement plan, a car allowance for each named executive officer and a premium on a term life insurance policy for Mr. Smith. All Other Compensation items in the Summary Compensation Table include the following amounts:

Name	401(k) Match	Supplemental 401(k) Match
James C. Smith	$10,000	$65,865

William T. Bromage	$10,000	$31,155

Gerald P. Plush	$10,000	$89,000

Joseph J. Savage	$10,000	$15,365

Scott M. McBrair	$10,000	$15,080

Grants of Plan-Based Awards

The following table sets forth all non-equity incentive plan and equity incentive plan awards made to the named executive officers during the fiscal year ended December 31, 2007

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[3]	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards ($)[4]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
James C. Smith	02/22/07	$439,900	$879,800	$1,759,600
	12/18/07				11,608	23,215	46,430					$754,720
	12/18/07								106,199	$32.03	$32.51	$666,930
William T. Bromage	02/22/07	$237,555	$475,110	$950,220
	12/18/07				4,975	9,950	19,900					$323,475
	12/18/07								45,516	$32.03	$32.51	$285,840
Gerald P. Plush	02/22/07	$168,000	$336,000	$672,000
	12/18/07				3,167	6,333	12,666					$205,886
	12/18/07								28,970	$32.03	$32.51	$181,932
Joseph J. Savage	02/22/07	$104,293	$208,585	$417,170
	12/18/07				1,815	3,629	7,258					$117,979
	12/18/07								16,601	$32.03	$32.51	$104.254
Scott M. McBrair	02/22/07	$104,293	$208,585	$417,170
	12/18/07				1,815	3,629	7,258					$117,979
	12/18/07								16,601	$32.03	$32.51	$104,254

[1]

This column represents the possible payouts to each of the named executive officers resulting from the grant of an award pursuant to the annual incentive compensation plan, subject to the achievement of the pre-established performance goals discussed on page 19 of this Proxy Statement. Actual amounts earned by the named executive officers are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 27 of this Proxy Statement.

[2]

Represents the threshold, target and maximum number of performance shares that may vest if performance targets in respect of the 2008 through 2010 performance period are satisfied. Dividends will be deferred on the unearned performance shares and will be paid out upon conclusion of the performance period to the extent earned.

[3]

The exercise price of stock options is determined by the closing price on the business date preceding the date of grant. All of the stock options were granted with a four year ratable vesting schedule with one-quarter of the number of shares underlying each grant vesting each year on the anniversary of the grant date.

[4]	Represents the grant date fair value, computed in accordance with FAS123R of options and the target of performance shares granted in 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s named executive officers as of December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
(a)	(b)	(c)		(d)	(e)		(f)	(g)		(h)		(i)		(j)
James C.	200,000					$33.7500	04/30/2008
Smith	200,000					$33.8800	06/30/2008
	44,700					$24.6250	12/07/2009
	61,975					$22.8100	10/23/2010
	185,950					$22.8100	10/23/2010
	61,975					$29.8400	12/17/2011
	62,525					$34.6000	12/16/2012
	62,525					$45.5500	12/15/2013	4,929			$157,580
	45,531	15,176				$49.6200	12/20/2014
	23,591	23,591				$47.4000	12/20/2015					12,786	[5]		$408,768
	16,120	48,363				$48.8800	12/19/2016					15,668	[6]		$500,906
		106,199				$32.0300	12/18/2017					23,215	[7]		$742,184

William T. Bromage	8,750 10,000 13,550 10,000 119,800 29,950 30,219 29,343 22,585 11,704 6,908	7,528 11,704 20,727 45,516			$ $ $ $ $ $ $ $ $ $ $ $	26.5000 25.5000 24.6250 21.8750 22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800 32.0300	12/17/2008 09/23/2009 12/07/2009 04/27/2010 10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/18/2017	2,200 2,025		$ $	70,334 64,739	6,343 6,715 9,950	[5] [6] [7]	$ $ $	202,786 214,679 318,102
Gerald P. Plush	2,653 4,335	7,959 13,005 28,970			$ $ $	47.8100 48.8800 32.0300	07/05/2016 12/19/2016 12/18/2017	2,876			$91,946	4,213 6,333	[6] [7]	$ $	134,690 202,466
Joseph J. Savage	9,375 12,121 11,004 7,623 4,065 2,519	2,542 2,066 7,560 16,601			$ $ $ $ $ $ $	38.1700 34.6000 45.5500 49.6200 47.4000 48.8800 32.0300	04/24/2012 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/18/2017	825 684 2,204 2,449		$ $ $ $	26,375 21,867 70,462 78,295	3,629	[7]		$116,019
Scott M. McBrair	15,483 4,065 2,519	15,485 4,066 7,560 16,601	[8]		$ $ $ $	43.6700 47.7000 48.8800 32.0300	04/21/2015 12/20/2015 12/19/2016 12/18/2017	3,500 4,627 2,204 2,449	[9]	$ $ $ $	111,895 147,925 70,462 78,295	3,629	[7]		$116,019

[1]	The vesting date of each option is listed in the table below by expiration date:

EXPIRATION DATE	VESTING DATE 1	VESTING DATE 2	VESTING DATE 3	VESTING DATE 4
12/20/2014	12/20/2008
04/21/2015	04/21/2008	04/21/2009
12/20/2015	12/20/2008	12/20/2009
07/05/2016	07/05/2008	07/05/2009	07/05/2010
12/19/2016	12/19/2008	12/19/2009	12/19/2010
12/18/2017	12/18/2008	12/18/2009	12/18/2010	12/18/2011

[2]	The dates the restrictions lapse on currently unvested shares of stock are listed in the table below, by Expiration Dates of corresponding option grants:

EXPIRATION DATE	VESTING DATE
12/15/2013	12/15/2008
12/20/2014	12/20/2009
04/21/2015	04/21/2008
12/20/2015	12/20/2008
07/05/2016	07/05/2009
12/19/2016	12/19/2009

[3]	Market value calculated by multiplying the closing market price of Webster’s common stock on December 31, 2007, or $31.97, by the number of shares of stock.

[4]	Market value calculated by multiplying the closing market price of Webster’s common stock on December 31, 2007, or $31.97, by the number of shares of stock.

[5]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2008.

[6]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2009.

[7]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2010.

[8]	Shares represent stock grants made to Mr. McBrair at the time of hire to replace stock granted to him from his previous employer and he forfeited when he was employed by Webster.

[9]	Restrictions on these shares lapse as to 2,313 shares on April 21, 2008 and as to 2,314 shares on April 21, 2010.

Option Exercises and Stock Vested

The following table sets forth information with respect to each of the named executive officer’s exercise of stock options and the vesting of stock during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[2]
(a)	(b)	(c)	(d)		(e)
James C. Smith	44,000	$33,584	4,689	[3]	$151,361
William T. Bromage	23,056	$248,860	4,291		$138,736
Gerald P. Plush
Joseph J. Savage			2,657		$100,850
Scott M. McBrair			3,500		$164,500

[1]	Value realized calculated based on the difference between the market price of Webster’s common stock on the date of exercise and the exercise price.

[2]	Value realized calculated by multiplying the number of shares vesting by the market price of Webster’s common stock on the vesting date.

[3]	Includes 2,522 shares deferred with a value of $81,410. Mr. Smith will receive these shares at termination. Dividends are reinvested while they are deferred.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under both the Pension Plan and the Supplemental Retirement Plan as of December 31, 2007. The accumulated benefit value is based upon the benefit that is payable at the executives’ Normal Retirement Age (65) and payable in the normal annuity form (life annuity with no death benefit).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

(a)	(b)	(c)			(d)		(e)
James C. Smith	Webster Bank Pension Plan Supplemental Retirement Plan for Employees of Webster Bank	30.0 32.3	(plan max)	$ $	770,400 4,038,100	$ $	0 0

William T. Bromage	Webster Bank Pension Plan Supplemental Retirement Plan for Employees of Webster Bank	12.0 11.6		$ $	354,300 2,187,100	$ $	0 0

Gerald P. Plush	Webster Bank Pension Plan Supplemental Retirement Plan for Employees of Webster Bank	2.0 2.0		$ $	19,900 0	$ $	0 0

Joseph J. Savage	Webster Bank Pension Plan Supplemental Retirement Plan for Employees of Webster Bank	6.0 6.0		$ $	111,900 102,600	$ $	0 0

Scott M. McBrair	Webster Bank Pension Plan Supplemental Retirement Plan for Employees of Webster Bank	3.0 3.0		$ $	37,000 34,000	$ $	0 0

Webster Bank maintains the Pension Plan for eligible employees of Webster Bank and affiliated companies that have adopted the Plan. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service. As a result of an amendment adopted by the Board of Directors in 2006, employees hired, or rehired, after December 31, 2006 are not eligible to join the Pension Plan.

Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age

55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first 5 years and 1/30th each year for the next 5 years before normal retirement date. Messrs. Smith, Bromage and Savage are eligible for early retirement benefits. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

The 2006 amendment adopted by the Board of Directors stopped additional benefit accruals for service earned and compensation paid after December 31, 2007. Thus, a participant’s benefit will be “frozen” as of the end of 2007.

The Board of Directors of Webster Bank adopted a nonqualified supplemental retirement plan (the “Supplemental Plan”) in 1990, which was amended and restated effective January 1, 2003 for certain management and other highly compensated employees who are also participants in the Pension Plan. The nonqualified supplemental retirement plan (the Supplemental Plan) provides supplemental pension benefits that are not available under the Pension Plan because annual compensation in excess of $225,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because annual pension benefits are currently subject to a maximum of $180,000 (subject to cost of living increases). Annual compensation for both the qualified plan and the Supplemental Plan is defined as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year).

In place of the pension formula in the Supplemental Plan, Mr. Smith and Mr. Bromage receive a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the Pension Plan, Social Security, and the pension plan of prior employers. It is also reduced in the event of retirement before age 65 in the same manner as the Pension Plan, except there is no reduction applied to the benefit under the pension plan of prior employers. Benefits under the Supplemental Plan are payable in monthly installments. As with the qualified Pension Plan, pension benefits in the Supplemental Plan will be “frozen” as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating an executive’s benefit from this plan.

The assumptions used to determine the present value the accumulated benefits for purposes of the Pension Benefits table consisted of a 6.40% interest rate for the qualified plan, a 6.30% interest rate for the non-qualified supplemental retirement plan, and the RP2000 Mortality Table.

Nonqualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distributions from each named executive officer’s account under Webster’s nonqualified deferred compensation plans for the fiscal year ended December 31, 2007.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)[1]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)		(c)	(d)	(e)	(f)
James C. Smith	$81,410	[2]	$65,865	$(383,535)	—	$1,073,778

William T. Bromage	—		$31,155	$(52,051)	—	$332,914

Gerald P. Plush	—		$89,000	—	—	$89,000

Joseph J. Savage	—		$15,365	$1,423	—	$56,140

Scott M. McBrair	—		$15,080	$783	—	$29,139

[1]

The amounts in this column are reported as supplemental 401(k) matching contributions or supplemental transition contributions in “All Other Compensation” in the Summary Compensation Table on page 27 of this Proxy Statement.

[2]

In fiscal year 2007, Mr. Smith deferred shares of vested restricted stock at a value of $81,410. The amounts in this column represent amounts reported as the “Number of Shares Acquired on Vesting” in the Option Exercises and Stock Vested table.

Deferred Compensation

Executive officers are eligible to participate in Webster Bank’s Nonqualified Deferred Compensation Plan. Under the terms of the plan, executive officer participants may elect to defer up to 25% of their base pay and up to 100% of their bonuses. None of the named executive officers contributed to the Nonqualified Deferred Compensation Plan in 2007. As described in more detail above in the Compensation Disclosure and Analysis, certain executive officers also are eligible for employer contributions to be credited to a deferred compensation account. The amounts credited to these accounts accrue monthly interest based on the ten year Treasury rate plus 100 basis points. Furthermore, in 2005, Mr. Smith elected to defer restricted stock that otherwise would have been payable in 2007. These amounts are treated as invested in Webster Common Stock, and receive non-preferential dividend equivalent credits at the same time and in the same amount as dividends are credited on the Webster Common Stock. All deferred compensation accounts are payable upon death, disability, termination of service or a specified date that is at least five years from the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

Potential Payments on Termination or Change in Control

Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. Other termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Change in Control Agreements

Pursuant to the Change in Control Agreements between Webster and each of the named executive officers, each executive is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the three year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors; or

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or

•	approval by the shareholders of a complete liquidation or dissolution of Webster.

Payments and Benefits.    The payments and benefits payable to the named executive officers under the Change in Control Agreements are as follows:

•

Death or Disability.    If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•

Cause.    If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his annual base salary through the date of termination, the amount of any compensation previously deferred by the executive, and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

¡

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

¡	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•

For Good Reason or Other than for Cause, Death or Disability.    Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his employment for “Good Reason.” Good Reason is defined as:

¡

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

¡	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;
¡	Webster’s requirement that the executive be based at any location 35 miles or greater than the location where the executive was employed prior to the change in control;
¡	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or
¡	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination under the above circumstances, the executive is entitled to:

•	the executive’s base salary through the termination date to the extent not previously paid;

•	a prorated bonus based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year;

•	any previously deferred compensation and accrued vacation pay;

•	in the event of a Good Reason resignation, an amount equal to three times the sum of the executive’s base salary and bonus;

•

the additional amounts that would have been contributed or credited to his 401(k) accounts in both the qualified and supplemental 401(k) plans if the executive’s employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control agreement;

•	continued benefits for the executive and his family for a period of three years following termination;

•	outplacement services; and

•	any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies.

In addition, if the payments or benefits provided to an executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (relating to excess parachute payments), Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

Assuming a December 31, 2007 termination event, the aggregate value of the payments and benefits to which each named executive officer would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Cause would be a follows:

Name	Salary Payments and Bonus ($)	Accrued Deferred Compensation and Vacation	Qualified and Nonqualified 401(k) Contribution Equivalent	Benefits and Health Programs ($)	Tax Gross-Up ($)	Total ($)
James C. Smith	$4,500,900	$25,768	$1,706,963	$79,140	—	$6,312,771

William T. Bromage	$2,522,100	—	$1,419,445	$74,230	$2,279,532	$6,295,307

Gerald P. Plush	$2,010,000	—	$402,000	$79,140	$1,459,207	$3,950,347

Joseph J. Savage	$1,518,237	—	$181,628	$79,140	$896,743	$2,675,748

Scott M. McBrair	$1,485,087	—	$165,528	$78,582	—	$1,729,197

Equity Compensation in the Event of a Change in Control

In the event of a change in control (as defined above under the Change in Control Agreements), all equity awards granted under Webster’s Amended and Restated 1992 Stock Option Plan (the “Option Plan”) that are outstanding immediately prior to the change in control shall become fully vested and exercisable upon the change in control.

Assuming a December 31, 2007 change in control, the number and value of all equity awards that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Shares ($)	Value of Performance Restricted Shares ($)	Total ($)
James C. Smith	—	$157,580	$1,651,858	$1,809,438

William T. Bromage	—	$135,073	$735,566	$870,639

Gerald P. Plush	—	$91,946	$337,156	$429,102

Joseph J. Savage	—	$196,999	$116,019	$313,018

Scott M. McBrair	—	$408,577	$116,019	$524,596

Non-Change-in-Control Executive Severance Plan

Under Webster’s Non-compete Agreement, if Webster terminates a named executive officer without Cause (and under circumstances in which payment would not be due under the Change in Control Agreements) severance benefits become payable. The executive’s severance benefits for involuntary termination without Cause are (a) a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The executive’s receipt of the foregoing severance payments and benefits is conditioned upon the executive entering into a general release and waiver in favor of Webster, and in consideration of the payment the executive agrees to a one-year non-competition and non-solicitation covenant.

Pursuant to Webster’s Amended and Restated 1992 Stock Option Plan, in the event an executive is terminated by Webster without Cause, and the termination occurs prior to the full vesting and exercisability of an executive’s options, the portion of the executive’s options considered vested and exercisable is to be determined by reference to the length of time the executive was employed by Webster.

Assuming a termination other than for Cause occurred as of December 31, 2007, the amounts estimated to be paid to each of the named executive officers under the Executive Severance Policy and the Amended and Restated 1992 Stock Option Plan would be as follows:

Name	Salary ($)	Bonus ($)	Health Programs ($)	Value of Options ($)	Value of Restricted Shares ($)	Value of Performance Restricted Shares ($)	Total ($)
James C. Smith	$879,800	$879,800	$9,713	—	$126,058	$439,460	$2,334,831

William T. Bromage	$527,900	$475,110	$8,077	—	$95,111	$206,750	$1,312,948

Gerald P. Plush	$420,000	$336,000	$9,713	—	$43,415	$44,886	$854,014

Joseph J. Savage	$320,900	$208,585	$9,713	—	$106,300	—	$645,498

Scott M. McBrair	$320,900	$208,585	$9,527	—	$277,659	—	$816,671

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Becker (Chairman), Carpenter, Gelfenbien and Ms. Osar. No person who served as a member of the Compensation Committee during 2007 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2007, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectibility nor present other unfavorable features.

George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. (“Carpenter Realty”) and S. Carpenter Construction Co. (“Carpenter Construction”). During fiscal year 1998, Webster Bank entered into a fifteen year lease for office space with Carpenter Realty and the amount paid to Carpenter Construction for rent and reimbursement of real estate taxes in 2007 totaled $72,915. Webster Bank entered into a lease with Carpenter Realty effective March 1, 2000 for storage and work space, and the amount paid for rent and reimbursement of real estate taxes in 2007 totaled $13,861.

Certain Relationships

Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a VP-IT Senior Manager. During fiscal year 2007, Webster Bank paid Gregory Jacobi a base salary of $131,547, a bonus of $26,046 and a grant of 619 shares of restricted stock.

For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation”.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct and Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Corporation’s Audit Committee currently has four members, Messrs. Jacobi (Chairman), Crawford, Finkenzeller and Morse. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Corporation’s Board of Directors.

The Audit Committee has reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2007 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Corporation’s independent registered public accounting firm, the matters required to be discussed by SAS No. 114, The Auditor’s Communication With Those Charged With Governance. The Audit Committee has received the written disclosures from KPMG LLP required by Independence Standards Board

Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Corporation’s audited financial statements for the year ended December 31, 2007 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee
C. Michael Jacobi (Chairman)
John J. Crawford
Robert A. Finkenzeller
Laurence C. Morse

STOCK OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2008 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership (a)	Percent of Common Stock Outstanding
Joel S. Becker Director	57,240	*

William T. Bromage President, Chief Operating Officer, Director	351,110	*

George T. Carpenter Director	110,839	*

John J. Crawford Director	48,346	*

Robert A. Finkenzeller Director	38,030	*

Roger A. Gelfenbien Director	20,649	*

C. Michael Jacobi Director	51,112	*

Scott M. McBrair Executive Vice President	37,580	*

Laurence C. Morse Director	14,890	*

Karen R. Osar Director	6,674	*

Gerald P. Plush Senior Executive Vice President and Chief Financial Officer	10,349	*

Joseph J. Savage Executive Vice President	71,268	*

James C. Smith Chairman, Chief Executive Officer, Director	1,359,212	2.54%

All Directors and executive officers as a group (15 persons)	2,289,030	4.23%

*	Less than 1% of Common Stock outstanding.

(a)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2008. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Carpenter, 47,710 shares; Mr. Smith, 78,241 shares; and all directors and executive officers as a group, 84,790 shares. The table also includes the following: 2,289,030 shares subject to outstanding options which are exercisable within 60 days from February 1, 2008; 107,620 shares held in the 401(k) Plan by executive officers; 7,461 shares purchased by executive officers through the Employee Stock Purchase Plan held by Fidelity Investments; 45,034 shares of restricted stock that were not vested as of February 1, 2008; 3,783 shares of Common Stock underlying restricted stock for Mr. Bromage that were deferred pursuant to the terms of the Option Plan and 20,061 shares of Common Stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 28,618 shares; Mr. Bromage, 281,753 shares; Mr. Carpenter, 28,618 shares; Mr. Crawford, 28,618 shares; Mr. Finkenzeller, 26,618 shares; Mr. Gelfenbien, 16,618 shares; Mr. Jacobi, 28,618 shares; Mr. McBrair, 22,067 shares; Mr. Morse, 12,618 shares; Mr. Plush, 6,988 shares; Ms. Osar, 4,618 shares; Mr. Savage, 46,707 shares;and Mr. Smith, 968,095 shares. Also reflected are 14,498 shares of phantom stock held by Mr. Smith in the Webster Bank Deferred Compensation Plan for Directors and Officers.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of February 14, 2008 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Corporation to be the beneficial owner of more than five percent of the Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
Goldman Sachs Asset Management, L.P. (“GSAM LP”) 32 Old Slip New York, NY 10005	4,476,860	(2)	8.4%

(1)

Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 14, 2008. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)

GSAM LP reports that it has sole dispositive and sole voting power over 4,476,860 and 4,443,940 shares, respectively. GSAM LP disclaims beneficial ownership of any securities managed, on GSAM LP's behalf, by third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

APPROVAL OF THE QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN

(Proposal 2)

The Qualified Performance-Based Compensation Plan (the “Plan”) was adopted effective January 1, 1998, and was approved by shareholders on April 23, 2003 for a five-year term to expire at the Annual Meeting. The Board of Directors has approved the Plan for another five-year term, subject to shareholder approval. The Plan is designed to further the growth and profitability of Webster by providing selected key employees with the opportunity to earn incentive compensation based on business, financial, and strategic results, thereby enabling Webster to motivate key employees to achieve high profitability and strategic objectives for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. No awards will be made under the Plan after the 2008 Annual Meeting unless the Plan is re-approved by shareholders at the Annual Meeting by a majority of the votes cast in person, or by proxy, and entitled to vote on the issue at a duly held meeting of the shareholders.

Under Section 162(m) of the Code and the regulations promulgated thereunder, a federal income tax business expense deduction is generally not allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its Chief Executive Officer and to the four other most highly compensated officers (the “covered employees”). Under those provisions, however, there is an exemption to permit the deduction of “qualified performance-based compensation.” To qualify for such exemption, (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as “outside directors” for purposes of the exemption; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by shareholders of the corporation before payment is made; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

The Board of Directors believes that where Webster can seek to accomplish its compensation objectives in a manner that maximizes the deductibility of compensation for federal income tax purposes, the Corporation should seek to do so. Accordingly, the Board of Directors seeks shareholder re-approval of the material terms of the Plan so that future awards under the Plan will be deemed to be “qualified performance-based compensation” under Section 162(m) of the Code and the regulations thereunder.

DESCRIPTION OF THE MATERIAL TERMS OF THE PLAN

The following summary of the material terms of the Plan is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Undefined capitalized terms are defined in Exhibit A.

The Plan is administered by the Compensation Committee which consists of not less than three directors appointed by the Board of Directors, each of whom is an "outside director" within the meaning of the regulations implementing Section 162(m) of the Code (the “Committee”). The Committee has full authority to make, interpret and approve all rules for the administration of the Plan. The performance goal under the Plan is the attainment of positive Income Before Taxes (defined as Webster's net income for a fiscal year or one or more fiscal quarters, before provision for taxes on income, merger and acquisition expenses and awards under the Plan, as determined by Webster's independent accountants). A participant's Performance Bonus under the Plan will be a specified percentage (not more than 2%) of Income Before Taxes, or a specified percentage of base salary (not more than 2% of Income Before Taxes). The Committee selects participants and establishes the specific Performance Bonus percentages. The Committee retains negative discretion to reduce the amount of any Performance Bonus payable under the Plan, including a reduction to zero. The reduction in the Performance Bonus payable to one participant will not have the effect of increasing the amount that is payable to any other participant. The Committee can condition the payment of a Performance Bonus under the Plan upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate in its sole discretion. Before any payment can be made under the Plan, the Committee must certify in writing that the performance goal of positive Income Before Taxes was in fact satisfied.

The Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of Webster are participants in the Plan. During the first 90 days of each fiscal year, the Committee can select as participants any other individuals that the Committee determines, in its discretion, are or may be “covered employees” of Webster for purposes of the limitation on the deduction of compensation imposed under Section 162(m) of the Code. No other employees have participated in the Plan to date.

The Committee establishes the performance goal for each participant within 90 days of the beginning of a fiscal year. However, if an individual becomes eligible to be a participant after the end of such 90-day period, the Committee may designate such individual as a participant and may award a Performance Bonus to such individual, provided that the performance goal in such case will be the attainment of positive Income Before Taxes for fiscal quarters after the quarter in which such individual became a Plan participant.

Performance Bonuses are payable in cash or restricted stock at such times and on such terms as determined by the Committee in its sole discretion (or if no such determination is made, in a cash lump sum as soon as reasonably practicable after the end of the fiscal year).

Webster has no obligation to reserve or otherwise fund in advance any amounts that are or may become payable under the Plan. The funds for payments under the Plan may be commingled with other funds of the Corporation and need not in any way be segregated from other assets or funds held by Webster. Moreover, the Board may at any time suspend, modify, or amend the Plan in whole or in part. However, no amendment to materially increase benefits, materially modify the requirements as to eligibility or to change the material terms of the performance goal under the Plan will be effective unless such change is disclosed to and approved by the shareholders of Webster. The Plan will terminate on the date of the first shareholders meeting of Webster that occurs in 2008, unless shareholders re-approve the Plan before that date.

Required Vote

The approval by an affirmative vote of the holders of a majority of the votes cast in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the material terms of the Plan.

The Board of Directors recommends a vote FOR approval of the material terms of the Qualified Performance-Based Compensation Plan. If not otherwise specified, proxies will be voted FOR approval.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Board of Directors has appointed the firm of KPMG LLP to continue as the independent registered public accounting firm for Webster for the year ending December 31, 2008, subject to ratification of the appointment by Webster’s shareholders. KPMG LLP was appointed as the independent registered public accounting firm of Webster in 1985, has performed audits for Webster for the years ended December 31, 1986 through 2007. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2008 and the internal control over financial reporting of Webster as of December 31, 2008. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2008.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2008.

Auditor Fee Information

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation’s annual financial statements for the years ended December 31, 2007 and December 31, 2006 and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$1,346,000	$1,302,750
Audit Related Fees (2)	107,000	167,725
Tax Fees (3)	20,000	—
All Other Fees (4)	0	25,027

Total	$1,473,000	$1,495,502

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include mergers and acquisitions tax compliance.

(4)

Other Fees consist of fees for products and services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees. These services include assistance related to regulatory cash reserve requirements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chairman of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2009 Annual Meeting of Shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 7, 2008. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2009 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 7, 2008

Exhibit A

WEBSTER FINANCIAL CORPORATION

QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN

(as amended and restated effective January 1, 2008)

1.	ADOPTION AND PURPOSE.

1.1 Webster Financial Corporation (“Webster”) hereby adopts this Qualified Performance-Based Compensation Plan (the “Plan”), effective as of January 1, 2003.

1.2 The purposes of the Plan are to enhance Webster’s ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of Webster and its subsidiaries.

1.3 Remuneration payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 1.162-27 of the Treasury Regulations thereunder (the “Regulations”) and the Plan shall be construed consistently with such purpose. The performance goal under which compensation will be paid under the Plan shall be based on the attainment of positive Income Before Taxes, as defined below.

2.	DEFINITIONS.

For purposes of interpreting the Plan and related documents, the following definitions shall apply:

2.1 “Board” means the Board of Directors of Webster.

2.2 “Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent internal revenue law.

2.3 “Committee” means a committee appointed by the Board to administer the Plan and comprised of not less than three directors of Webster, each of whom shall qualify in all respects as an “outside director” for purposes of Code Section 162(m) and Section 1.162-27(e)(3) of the Regulations.

2.4 “Effective Date” means January 1, 2003.

2.5 “Eligible Executive” means the chief executive officer of Webster and each other individual that the Committee determines, in its discretion, is or may be a “covered employee” of Webster within the meaning of Code Section 162(m) and Section 1.162-27(c)(2) of the Regulations.

2.6 “Expiration Date” means the date of the first shareholders meeting of Webster that occurs in the fifth calendar year following the calendar year in which the shareholders of Webster approved the Plan (or, in the event shareholders shall have approved the Plan on more than one occasion, the year in which the most recent such shareholder approval occurred).

2.7 “Fiscal Year” means each fiscal year of Webster commencing on or after the Effective Date and before the Expiration Date.

2.8 “Income Before Taxes” means Webster's net income for a Fiscal Year or one or more fiscal quarters, before (i) provision for taxes on income, (ii) merger and acquisition expenses and (iii) awards under the Plan, as determined and reported to the Committee by Webster’s independent accountants.

2.9 “Performance Bonus” means an annual bonus opportunity amount determined by the Committee and stated as a specified percentage (not more than 2%) of Income Before Taxes or as a specified percentage of base salary (not more than 2% of Income Before Taxes).

2.10 “Regulations” means the Treasury Regulations promulgated under the Code, as amended from time to time.

2.11 “Webster” means Webster Financial Corporation, a Delaware corporation.

3.	ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee. The Committee shall have the authority to establish and administer the performance goal and to certify the attainment of the performance goal as described in Section 6 below. The Committee shall have the full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to make awards under the Plan and to exercise negative discretion pursuant to Section 5 below. The Committee may take action at a meeting or by written consent in accordance with the Bylaws of Webster. The performance goal may be ratified by the Board.

4.	ELIGIBILITY.

Eligibility under this Plan is limited to Eligible Executives designated by the Committee, in its discretion.

5.	AWARDS.

Not later than the 90th day of each Fiscal Year, the Committee, in its sole discretion, shall designate one or more Eligible Executives to be participants in the Plan and shall specify the performance goal, which shall be based on the attainment of positive Income Before Taxes, and the other terms and conditions for the determination and payment of a Performance Bonus to each such Eligible Executive for such Fiscal Year. The Performance Bonus payable to an Eligible Executive with respect to any Fiscal Year shall not exceed 2% of Income Before Taxes for such year. The Committee may condition the payment of a Performance Bonus upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole discretion, including, without limitation, achieving a Board approved corporate financial plan and/or achieving certain targeted returns. The Committee shall retain the discretion to reduce the amount of any Performance Bonus that would otherwise be payable to an Eligible Executive (including, without limitation, a reduction in such amount to zero). The Committee's exercise of such discretion with respect to an Eligible Executive shall not have the effect of increasing the Performance Bonus that is payable to any other Eligible Executive. If an individual becomes an Eligible Executive after the end of such 90-day period, the Committee may award a Performance Bonus to such Eligible Executive for the Fiscal Year on such terms and conditions as the Committee shall determine, provided that the performance goal with respect to such Performance Bonus shall be based on attainment of positive Income Before Taxes for fiscal quarters after the quarter in which such individual became an Eligible Executive.

6.	COMMITTEE CERTIFICATION.

As soon as reasonably practicable after the end of each Fiscal Year, Webster's independent accountants shall determine and report to the Committee the amount of the Income Before Taxes for such Fiscal Year and the Committee shall determine the extent to which the performance goal has been attained with respect to each Performance Bonus for such Fiscal Year. The Committee shall certify in writing the attainment of the performance goal and the amount of each Performance Bonus for such Fiscal Year.

7.	PAYMENT OF PERFORMANCE BONUSES.

Performance Bonuses shall be paid in cash or restricted stock at such times and on such terms as determined by the Committee in its sole discretion (or if no such determination is made, in a single sum as soon as reasonably practicable after the end of the Fiscal Year).

8.	CONTINUATION OF SERVICE.

Nothing in the Plan shall confer upon any person any right to continue to serve as an officer or employee of Webster or of any subsidiary or affiliate of Webster.

9.	WITHHOLDING.

Webster shall have the right to withhold, or require an Eligible Executive to remit to Webster, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Performance Bonus.

10.	NONTRANSFERABILITY; UNFUNDED PLAN.

The rights and benefits under this Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, or other disposition. In the event of an Eligible Executive's death, any payment to which the Eligible Executive may be entitled under the Plan shall be made to his or her beneficiary last designated in a written notice delivered to the Committee or in the absence of such designation, to the Eligible Executive's estate. Webster shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under this Plan. Any funds that Webster, acting in its sole discretion, determines to reserve for future payments under this Plan may be commingled with other funds of Webster and need not in any way be segregated from other assets or funds held by Webster. An Eligible Executive's rights to payment under the Plan shall be limited to those of a general creditor of Webster.

11.	ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN.

11.1 The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year thereafter by a majority of the votes cast at a duly held meeting of the shareholders of the company, provided, however, that upon approval of the Plan by the shareholders of Webster, all Performance Bonuses awarded under the Plan on or after the Effective Date shall be fully effective as if the shareholders had approved the Plan on the Effective Date.

11.2 Subject to the limitations of this Section 11.2, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, the Board shall not amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

(a) To materially increase the benefits accruing to any Eligible Executive under the Plan (for example, to increase the maximum percentage of Income Before Taxes that may be paid to an Eligible Executive pursuant to a Performance Bonus awarded under the Plan).

(b) To materially modify the requirements as to eligibility for participation in the Plan.

(c) To change the material terms of the performance goal under the Plan.

11.3 No Performance Bonus may be awarded during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Performance Bonus previously awarded under the Plan. This Plan shall terminate upon the payment or cancellation of all of the Performance Bonuses awarded hereunder before the Expiration Date, unless previously terminated by the Board pursuant to this Section 11.

12.	GOVERNING LAW.

The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

* * * * *

This Plan was duly approved by the Board at a meeting held on the 30th day of January, 2008 and by the shareholders of Webster at a meeting held on the 24th day of April, 2008.

Secretary

145 BANK STREET WEBSTER PLAZA WATERBURY, CT 06702

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., Eastern Time, on April 23, 2008.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., Eastern Time, on April 23, 2008. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., Eastern Time, on April 23, 2008. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided for that purpose, or return it to Webster Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WEBST1	KEEP THIS PORTION FOR YOUR RECORDS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-		DETACH AND RETURN THIS PORTION ONLY
PAID ENVELOPE, UNLESS YOU ARE VOTING BY INTERNET OR TELEPHONE

WEBSTER FINANCIAL CORPORATION
The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. To elect three directors to serve for three-year terms (Proposal1).

NOMINEES:

01 — John J. Crawford 02 — C. Michael Jacobi 03 — Karen R. Osar		FOR ALL	WITHHOLD FROM ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

					For	Against	Abstain

2. To approve the Qualified Performance-Based Compensation Plan for an additional five-year term (Proposal 2).					☐	☐	☐

3.     To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster

        Financial Corporation for the fiscal year ending December 31, 2008 (Proposal 3).

					☐	☐	☐

4.     The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof,

        in accordance with the determination of a majority of the Board of Directors of Webster Financial Corporation.

To change the address on your account, please check this box and indicate your new address in the space provided on the reverse side. Changes in the registered name(s) on the account may not be submitted via this method. ☐

Please sign exactly as your name appears above. Joint owners should each sign. Where applicable, indicate your official position or representation capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

REVOCABLE PROXY

Annual Meeting of Shareholders

April 24, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Webster Financial Corporation (the “Corporation”) hereby appoints Joel S. Becker, Robert A. Finkenzeller and Laurence C. Morse, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 24, 2008, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, and at any adjournments of the meeting, for the following purposes. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the approval of the Qualified Performance-Based Compensation Plan for an additional five-year term (Proposal 2); FOR the ratification of the Corporation’s appointment of KPMG LLP as its independent registered public accounting firm (Proposal 3); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Corporation, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please sign and return the proxy card promptly in the enclosed envelope.

Address Changes:

(If you noted any address changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)